EXHIBIT 20(d)
                       Form of Monthly Servicer Certificate
                           Citibank Omni-S Master Trust
                          Series 2002-2 (Post-Defeasance)

 Distribution Date: February 15, 2006
 Related Due Period January 17, 2006 to February 15, 2006
 Related Interest Period January 17, 2006 to February 15, 2006

 Under the Defeasance Trust Agreement relating to the Pooling and Servicing Agreement, the Servicer is
 required to prepare, and the Paying Agent is required to deliver, certain information each month regarding current distributions to Certificateholders. The information for the Due Period and the Distribution Date listed above is set forth below:
 1.  Payments to Series 2002-2 Investors with respect to this Distribution Date
                            Total              Interest                   Principal
           Class A         $711,067.84       $711,067.84                        $0.00

 2.  Information Concerning Principal Payments
                         Amount Deposited            Total Distributions
                            this Due Period            through this Due Period
           SERIES 2002-2 BY CLASS
                 Class A                   $0.00               $0.00

 3.  Information Concerning Class A Interest Funding Account
         (a)  Amount on deposit in the Class A Interest Funding
       Account at the close of business on the immediately
       preceding Distribution Date                                       $6,566,780.23
         (b)  Amount of interest and earnings withdrawn from
       the Class A Principal Funding Account and credited
       to the Class A Interest Funding Account pursuant to
       Section 3(b), if any, since the close of business on
       the immediately preceding Distribution Date                          $606,036.20
         (c)  Amount of interest and investment income
       credited to the Class A Interest Funding Account,
       as described in Section 4(b), if any, since the close
       of business on the immediately preceding Distribution
       Date                                          $23,552.01

         (d)  Amount of Certificate Interest with respect to
       Class A, if any, withdrawn from the Class A
       Interest Funding Account pursuant to the first
       sentence of Section 6(b), with respect to the
       current Distribution Date                                                $711,067.84
         (e)  Amount withdrawn from the Class A Interest
       Funding Account pursuant to the last sentence
       of Section 6(b), if any, and applied under Section
       6(c) with respect to the current Distribution Date                          $0.00
         (f)  Amount on deposit in the Class A Interest Funding
       Account at the close of business on the current
       Distribution Date after taking into account all
       withdrawals and distributions on or prior to such
       Distribution Date                                             $6,485,300.60

4.  Information Concerning Class A Principal Funding Account
         (a)  Amount on deposit in the Class A Principal
       Funding Account at the close of business on
       the immediately preceding Distribution Date                            $188,210,000.00
         (b)  Amount withdrawn from the Class A Principal
       Funding Account and distributed pursuant to
       Section 6(c), if any, with respect to the current
       Distribution Date                                        $0.00
         (c)  Amount on deposit in the Class A Principal
       Funding Account at the close of business on the
       current Distribution Date after taking into account
       all withdrawals and distributions on or prior to
       such Distribution Date                                 $188,210,000.00

                                                   CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION
                                                   as Servicer

                                                    By: /s/Teri Bruno